Exhibit 3.3


            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        NELNET STUDENT LOAN FUNDING, LLC


        THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (together with the schedules attached hereto, this "Agreement") of NELNET STUDENT LOAN FUNDING, LLC (the "Company"), dated as of May 1, 2002, is entered into by NELNET, INC. (in its capacity as member hereunder, the "Member") as the sole economic member of the Company and NELNET STUDENT LOAN FUNDING MANAGEMENT CORPORATION (in its capacity as member hereunder, the "Special Member" or, in its capacity as manger hereunder, the "Manager"), as the special member of the Company. Capitalized terms used and not otherwise defined herein have the meanings set forth in Schedule A hereto, or, if not defined in Schedule A, such terms have the meanings set forth in the Basic Documents (as defined in Schedule A hereto).

                                    RECITALS

        A. The Certificate of Formation for the Company was filed with the Delaware Secretary of State on January 25, 2002.

        B. The Member previously executed a Limited Liability Company Agreement for the Company, dated as of January 25, 2002.

        C. The Member and the Special Member desire to continue the Company under the Act and to amend and restate the Limited Liability Company Agreement of the Company dated as of January 25, 2002.

        D. The Member and the Special Member intend that this Agreement amend, supersede and restate the previous Limited Liability Company Agreement dated as of January 25, 2002 in its entirety.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member and the Special Member hereby agree as follows:

        SECTION 1. FORMATION; NAME.

                (a) The Company was formed as a Delaware limited liability company upon the filing the Certificate of Formation on January 25, 2002.

                (b) The name of the limited liability company heretofore formed and continued hereby is Nelnet Student Loan Funding, LLC and the business of the Company shall be conducted solely under such name or any other name, to the extent permitted by law.
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        SECTION 2. TITLE TO COMPANY PROPERTY. No real or other property of the
Company shall be deemed owned or leased by the Member or the Special Member individually, but shall be owned by, and title shall be vested solely in, the Company.

        SECTION 3. TERM. The term of the Company shall commence upon the filing of the Certificate of Formation with the Delaware Secretary of State and shall continue until dissolution, termination or liquidation of the Company in accordance with the provisions of Section 28 hereof but not exceed a period of fifty (50) years, unless continued as may be set forth in this Agreement or sooner dissolved in accordance with the Act or this Agreement.

        SECTION 4. PRINCIPAL BUSINESS OFFICE. The principal business office of the Company shall be located at 121 South 13th Street, Suite 301, Lincoln, Nebraska 68505 or such other location as may hereafter be determined by the Manager.

        SECTION 5. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is c/o The Corporate Trust Company, whose business address is 1209 Orange St., City of Wilmington, County of New Castle, Delaware 19801.

        SECTION 6. REGISTERED AGENT. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporate Trust Company, whose business address is 1209 Orange St., City of Wilmington, County of New Castle, Delaware 19801.

        SECTION 7. MEMBER.

                (a) The mailing addresses of the Member and Special Member are set forth on Schedule B hereto.

                (b) Subject to Section 11(b), the Member and the Special Member may act by written consent.

                (c) The Member shall be the only member of the Company that has a limited liability company interest in the Company which represents an interest in the profits, losses, and capital of the Company and the right to receive distributions of Company assets. The Member owns a 100% interest in the profits, losses and capital of the Company. Unless the Special Member is the sole member of the Company, the Special Member shall have no interest in the profits, losses or capital of the Company and shall have no right to receive any distributions of Company assets. The Special Member shall be admitted as a member of the Company within the meaning of the Act upon execution and delivery of this Agreement or a counterpart signature page to this Agreement. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contribution to the Company. Upon the occurrence of an event that causes the Member to cease to be a member of the Company, the Special Member shall, to the fullest extent permitted by law, continue the business of the Company without dissolution. Notwithstanding the last sentence of Section 18-402 of the Act and except as provided in this Agreement, the Special Member may not bind the Company.

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        SECTION 8. CERTIFICATES. Thomas Duncan is hereby designated as an
"authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

        SECTION 9. PURPOSES. The purpose to be conducted or promoted by the Company is to engage solely in the following activities:

                (a) to acquire, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with Affiliated Persons, Student Loans directly or through one or more trustees;

                (b) to (i) act as settlor or depositor of one or more trusts (each, a "Trust") formed under a trust agreement (the "Trust Agreement") to be entered into by, among others, the Company, the trustee or trustees named therein, and any other party signing a Trust Agreement, that will issue one or more series of trust certificates representing interests in Financed Student Loans or a Trust and/or issue pursuant to an indenture or other agreement one or more series of bonds, notes or other evidences of indebtedness (together with such certificates, the "Securities") collateralized by Financed Student Loans and/or other property and (ii) enter into any other agreement in connection with the authorization, issuance, sale and delivery of Securities, including, without limitation, the Basic Documents to which it is a party and arrangements for support for any series of Securities by various forms or credit enhancement;

                (c) to authorize, issue, sell and deliver Securities or other instruments secured or collateralized by the Securities;

                (d) subject to Section 11(b), to acquire, hold, pledge, finance, transfer or otherwise deal with Securities;

                (e) subject to Section 11(b), to loan or invest or otherwise apply proceeds from Financed Student Loans, funds received in respect of Securities and any other income and to sell and repurchase Financed Student Loans in accordance with the terms thereof;

                (f) to enter into interest rate, basis swap, cap, floor or collar arrangements or other hedging arrangements and management and administrative agreements in connection with the foregoing activities;

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                (g) to negotiate, authorize, execute, deliver, assume the
        obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (a) through (f) above;

                (h) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                (i) to employ and otherwise engage employees and agents of the Company (who may be designated as officers of the Company with titles), and define their duties and fix their compensation;

                (j) to indemnify any Person in accordance with the Act;

                (k) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

                (l) to engage in any activity and to exercise any powers permitted to limited liabilities companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing. The Company shall not engage in any business or activity other than in connection with or relating to the activities described above; and

                (m) the Company, by or through the Manager or any officer of the Company on behalf of the Company, may enter into and cause the Company to perform the Basic Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation, and any such actions heretofore taken by any such Persons are hereby ratified. The foregoing authorization shall not be deemed a restriction on the powers of the Member, Manager or officer of the Company to enter into other agreements on behalf of the Company.

        SECTION 10. RESERVED.

        SECTION 11. MANAGEMENT.

                (a) The management of the Company is fully vested in the Manager, and except as otherwise provided in this Agreement, such Manager shall have full power and authority to manage the business and affairs of the Company in accordance with Section 9.

                (b) LIMITATIONS ON THE COMPANY'S ACTIVITIES.

                        (i) This Section 11(b) is being adopted in order to
                comply with certain provisions required in order to qualify the Company as a "special purpose entity."

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                        (ii) So long as any Obligation is outstanding and for a
                period of one year and one day thereafter, the Member shall not amend, alter, change or repeal the definition of Special Member or Section 9, 11, 14, 24, 25, 26, 27, 28, 29, 30, 33 or 37 or
                Schedule A of this Agreement without the written consent of the Special Member (which shall not be deemed to have consented unless all of the Special Directors of the Special Member have duly authorized the Special Member to consent thereto). Subject to this Section 11(b), the Member and the Special Member reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 37.

                        (iii) So long as any Obligation is outstanding and for a
                period of one year and one day thereafter, the Member, the Special Member, the Manager and the Company shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Basic Documents, and observe all procedures and provisions required by this Agreement and the laws of the State of Delaware.

                        (iv) The Member, the Special Member and the Manager
                shall cause the Company to:

                                (A) maintain its own records, accounts, books of
                        account and bank accounts separate from those of any other Person and shall not commingle its records, accounts, books of account and bank accounts with the organizational or other records, accounts, books of account or bank accounts of any other Person and such records, accounts, books of account and bank accounts shall reflect the separate existence of the Company;

                                (B) act solely in its own name and through its
                        duly authorized officers or agents in the conduct of its business, prepare all Company correspondence in the Company name, hold itself out as a separate entity from any other Person, conduct its business so as not to mislead others as to the identity of the entity with which they are concerned, correct any known misunderstanding regarding its separate identity, refrain from engaging in any activity that compromises the separate legal identity of the Company, and strictly comply with all organizational formalities to maintain its separate existence;

                                (C) file its own tax returns, if any, as may be
                        required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a disregarded entity or activity for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                                (D) not commingle its assets with assets of any
                        other Person;

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                                (E) maintain financial statements separate from
                        any other Person. The annual financial statements of the Company shall disclose the effects of its transactions in accordance with generally accepted accounting principles. The consolidated financial statements, if any, which consolidate the assets and earnings of the Member with those of the Company shall contain a footnote stating that the assets of any of the Company shall not be available to creditors of the Member. The financial statements (if any) of the Company shall disclose that the assets of the Company are not available to pay creditors of the Member or any other affiliate (other than the obligations of the Company to pay the expenses of and to indemnify the trustee under a Trust Agreement);

                                (F) pay its liabilities and operating expenses
                        only out of its funds and not pay from its assets any obligations or indebtedness of any other Person;

                                (G) maintain an arm's length relationship with
                        its Member, Special Member, Manager, their respective Affiliates and any trust in which it holds a beneficial interest, not enter into any contract or agreement with its Member, Special Member, Manager, their respective Affiliates or and any trust in which it holds a beneficial interest except on terms that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arms-length basis with third parties, and transact all business with its Member, Special Member, Manager, their Affiliates and any trust in which it holds a beneficial interest pursuant to written, enforceable agreements;

                                (H) pay the salaries of its own employees, if
                        any, and maintain a sufficient number of employees in light of its contemplated business operations;

                                (I) not be, become or hold itself out as being
                        liable for the debts of any other party, or hold out its credit as being available to satisfy the obligation of others. The Company will not act as the agent of the Member or its Affiliates. The Member will not act as the agent for the Company, except as specifically permitted by this Agreement;

                                (J) allocate fairly and reasonably with any
                        other Person expenses that are shared with such Person including, without limitation, any overhead, rent, or other compensation paid for shared or leased office space. Independent contractors performing services or incurring expenses in connection with such services for the Company shall receive compensation for such services rendered or expenses incurred in an amount equal to the fair value of such services and expenses;

                                (K) use stationery, invoices and checks separate
                        from any other Person;

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                                (L) not pledge (except pursuant to the Basic
                        Documents), lend or advance any moneys to, or make an investment in or for the benefit of, guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of, or own or purchase any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, except as permitted by the Basic Documents;

                                (M) maintain adequate capital for the normal
                        obligations reasonably foreseeable in a business of the Company's size and character and in light of its proposed business operations and liabilities;

                                (N) not engage, directly or indirectly, in any
                        business other than the actions required or permitted to be performed under Section 9 hereof;

                                (O) not sell, pledge, transfer, assign or
                        otherwise convey less than 100% of the interest of the Member in the Company if, following such sale, pledge, transfer, assignment or conveyance, the Member would consist of more than one Person who are not affiliates of the Member;

                                (P) cause the Manager, officers, agents and
                        other representatives of the Company, if any, to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and

                                (Q) not acquire or assume any obligation or
                        liability of, or purchase any stock or securities of or any other interest in, or make any capital contribution to, any of its members, affiliates of such members, or other Affiliates of the Company.

        Failure by the Company or the Member or the Manager, on behalf of the Company, to comply with any of the foregoing (A) through (Q) or any other covenant set forth in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, the Special Member or the Manager.

                (v) NEGATIVE COVENANTS. So long as any Obligation is outstanding or any amounts are owed by the Company under any Basic Document and for a period of one year and one day thereafter, without the consent of the Special Member (which shall not be deemed to have consented unless all of the Special Directors of the Special Member have duly authorized the Special Member to consent thereto), neither the Company, the Member, the Manager nor any other Person on behalf of the Company shall have the authority to:

                                (A) do any act in contravention of this
                        Agreement;

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                                (B) do any act which would make it impossible to
                        carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

                                (C) confess a judgment against the Company;

                                (D) enter into any agreement or transaction in
                        connection with or related to the Company, the business or activities of the Company, or securities issued by the Company, or a Trust, or a trust of which the Company is a participant that is inconsistent with the terms of the Basic Documents;

                                (E) possess Company Property, or assign rights,
                        if any, in specific Company Property, for other than Company purpose;

                                (F) knowingly perform any act that would subject
                        (1) the Member or Special Member to liabilities of the Company in any jurisdiction or (2) the Company to taxation as a corporation under relevant provisions of the Code;

                                (G) except as otherwise provided for herein or
                        as contemplated by the Basic Documents, sell, pledge, transfer, assign or otherwise convey the Company Property;

                                (H) take any Material Action, notwithstanding
                        any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, or the Manager; or

                                (I) except with respect to (i) obligations of
                        the Company to indemnify the trustee of a Trust or trust in which the Company is a participant or (ii) representations and warranties made by the Company related to loans transferred by the Company to such trusts, enter into any agreements, written or otherwise, between the Member or Manager and the Company or any other Person pursuant to which the Member or Manager agrees to extend credit or make payment or contributions to or for or assume, guaranty or otherwise be obligated for the payment or performance of either the Special Member or the Company; provided, however, that any Member may make any capital contributions to the Company or the Special Member that such Member determines to be in the Member's own best interest.

        SECTION 12. CREDIT INTERESTS. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, in acting or otherwise voting on the matters with respect to the Company and notwithstanding that the Company may not be insolvent, the Member, the Special Member and the Manager shall take into account the interests of the Company's creditors as well as those of the Member and the Company.

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        SECTION 13. NO DISSOLUTION ON CERTAIN EVENTS. Notwithstanding anything to the contrary in this Agreement, the occurrence of any events described in
Section 18-304 of the Act shall not cause the Member to cease to be the Member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

        SECTION 14. SPECIAL MEMBER AND MANAGER.

                (a) As long as any Obligation is outstanding or any amounts are owed by the Company under any Basic Document and for a period of one year and one day thereafter, except in the case of a temporary vacancy, which shall promptly be filled, the Member shall cause the Company at all times to have a Special Member. All right, power and authority of the Special Member shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. At such time as all Obligations of the Company have been paid in full and no amounts are owed by the Company under any Basic Document and for a period of one year and one day thereafter, any provision of
        Section 11(b) or otherwise herein requiring the consent of the Special Member shall no longer be effective.

                (b) All right, power and authority of the Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. The Manager is an agent of the Company for the purpose of its business, and the act of the Manager, including the execution in the Company name of any instrument for apparently carrying on in the usual way the business of the Company, binds the Company, unless such act is in contravention of the Certificate of Formation or this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the person with whom the Manager is dealing has knowledge of the fact that the Manager has no such authority. Except as provided in the preceding paragraph, in exercising its rights and performing its duties under this Agreement, the Manager shall have fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. The Manager shall not at any time serve as trustee in bankruptcy for any Affiliate of the Company. No resignation or removal of a Manager, and no appointment of a successor Manager, shall be effective until the successor Manager shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to this Agreement. In the event of death, incapacity or other termination of a Manager, the Special Member and the Member shall appoint a mutually agreeable successor Manager within 10 days.

        SECTION 15. OFFICERS. The Member may, from time to time as it deems advisable, appoint officers of the Company and assign in writing titles (including, without limitation, president, vice president, secretary, and treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 15 may be revoked at any time by the Manager.

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        SECTION 16. LIMITED LIABILITY. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member, the Special Member nor the Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Manager of the Company.

        SECTION 17. CAPITAL CONTRIBUTIONS. The Member shall contribute to the Company property of an agreed value as listed on Schedule B hereto. In accordance with Section 7(c), the Special Member shall not be required to make any capital contributions to the Company.

        SECTION 18. ADDITIONAL CONTRIBUTIONS. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written notification by such Member to the Manager. To the extent that the Member makes an additional capital contribution to the Company, the Manager shall revise Schedule B of this Agreement. The provisions of this Agreement, including this
Section 18, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and neither the Member or the Manager shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

        SECTION 19. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated to the Member. The Special Member shall not be allocated any profits or losses.

        SECTION 20. DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

        SECTION 21. BOOKS AND RECORDS. The Manager shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Manager. The Company shall not have the right to keep confidential from the Member or the Special Member any information that any Manager of the Company would otherwise be permitted to keep confidential from the Member or the Special Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Manager. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Manager. The books and records and bank accounts of the Company may be kept inside or outside of the State of Delaware, at such place or places as may be designated from time to time by the Manager, subject to any statutory limitations set forth in the Act.

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        SECTION 22. REPORTS.

                (a) The Company shall use diligent efforts to cause to be prepared and mailed to the Member and the Special Member, within 120 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

                        (i) a statement of financial condition of the Company;

                        (ii) an income statement of the Company for such fiscal
                year; and

                        (iii) a statement of the Member's capital account.

                (b) The Company shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member and the Special Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member and the Special Member to prepare their respective federal, state and local income tax returns relating to such fiscal year.

        SECTION 23. OTHER BUSINESS. The Member, the Manager, the Special Member and any of their respective Affiliates, may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. Notwithstanding the foregoing, the Member, the Manager, the Special Member and any of their respective Affiliates shall account to the Company, and hold in trust for it, any property, profit or benefit received by the Member, the Manager, the Special Member and any of their respective Affiliates in the conduct or winding up of the Company's business or from use or appropriation by the Member, the Manager, the Special Member or any of their respective Affiliates of any Company Property, including, without limitation, any information developed exclusively for the Company and opportunities offered exclusively to the Company.

        SECTION 24. EXCULPATION AND INDEMNIFICATION.

                (a) Neither the Member, the Special Member, any Manager, any Officer, nor any employee or agent of the Company and no employee, representative, agent or Affiliate of the Member or Special Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered person's gross negligence or willful misconduct.

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                (b) To the fullest extent permitted by applicable law, a Covered
        Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 24 by the Company shall be provided out of and to the extent of the Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 24 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

                (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be determined that the Covered person is not entitled to be indemnified as authorized in this Section 24.

                (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

                (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall, to the fullest extent permitted by applicable law, not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Member to replace such other duties and liabilities of such Covered Person.

                (f) The foregoing provisions of this Section 24 shall survive any termination of the Company or this Agreement.

        SECTION 25. PROHIBITION OF THE SALE; TRANSFER OR MORTGAGE OF MEMBER INTERESTS.

                (a) Except as provided in Section 11(b)(iv)(O), no Member or beneficial owner of any Member Interest shall sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (collectively called a "Transfer"), its Member Interest or any beneficial interest therein and any attempt to do so will be void.

                (b) In the event that the Member shall at any time transfer or attempt to transfer any of its Member Interest and any rights hereby granted in violation of Section 11(b)(iv)(O), the Special Member or any Manager shall, in addition to all rights and remedies at law and in equity, be entitled, to the fullest extent permitted by law, to a decree or order restraining and enjoining such Transfer and the Member shall, to the fullest extent permitted by law, not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning transfer set forth in this Agreement.

                (c) The Special Member shall not have any right to assign or transfer its limited liability company interest, if any, or rights as Special Member. Such limited liability company interest, if any, and rights of the Special Member shall belong solely to and be exercised solely by the Special Member.

        SECTION 26. RESIGNATION. So long as any Obligation is outstanding or amounts are owed by the Company under any Basic Document and for a period of one year and one day thereafter, the Member and the Special Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 26, an additional Member or Special Member of the Company, as applicable, shall be admitted to the Company, subject to Section 27, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and immediately following such admission, the resigning Member shall cease to be a Member of the Company.

        SECTION 27. ADMISSION OF ADDITIONAL MEMBERS. One or more additional Members of the Company may be admitted to the Company with the written consent of the Member and the Special Member; provided, however, that, notwithstanding the foregoing, so long as any Obligations remain outstanding and for a period of one year and one day thereafter, no additional Member may be admitted to the Company.

        SECTION 28. DISSOLUTION.

                (a) Subject to Section 11(b), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the expiration of the Term set forth in Section 3 hereof,
        (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act, (iii) the written consent of the Member, or (iv) at any time there are no Members of the Company unless the Company is continued without dissolution in accordance with this Agreement or the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (A) to continue the Company and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member in the Company.

                (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or the Special Member shall not cause the Member or the Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

                (d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

        SECTION 29. WAIVER OF PARTITION; NATURE OF INTEREST. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member and the Special Member, on behalf of themselves, their successors and their assigns, hereby irrevocably waive any right or power that either of them might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member and the Special Member further agree not to petition on behalf of the Company or initiate any other proceeding seeking liquidation, reorganization or other relief with respect to itself or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect. The Member and the Special Member agree that this Section may be pleaded as a bar to the maintenance of such action. The Member and the Special Member shall not have any interest in any specific assets of the Company, and the Member and the Special Member shall not have the status of a creditor with respect to any distribution pursuant to Section 20 hereof. The interest of the Member and the Special Member, if any, in the Company is personal property.

        SECTION 30. BENEFITS OF AGREEMENT; NO THIRD-PARTY RIGHTS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member. Subject to Section 33 hereof, nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

        SECTION 31. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

        SECTION 32. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

        SECTION 33. BINDING AGREEMENT. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 9, 11, 14, 24, 25, 26, 27, 28, 30, 33 and 37, constitutes a legal, valid and binding agreement of the Member and the Special Member, and is enforceable against the Member by the Manager and the Special Member in accordance with its terms. In addition, the Manager shall be an intended beneficiary of this Agreement.

        SECTION 34. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

        SECTION 35. WAIVER. No consent or waiver, express or implied, by the Member or the Special Member to or of any breach or default by the Member or the Special Member in the performance by such Member or the Special Member of their respective obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Member or the Special Member of the same or any other obligations of such Member or the Special Member hereunder. Failure on the part of the Member or the Special Member to complain of any act or failure to act of any other Member or the Special Member or to declare any other Member or the Special Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member or the Special Member of its rights hereunder. The giving of consent by the Member or the Special Member in any one instance shall not limit or waive the necessity to obtain such Member's or the Special Member's consent in any future instance.

        SECTION 36. FURTHER ASSURANCES. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

        SECTION 37. AMENDMENTS. Subject to Section 11(b), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member and the Special Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended except: (a) to cure any ambiguity or (b) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents without prior Rating Agency Confirmation as defined in the Basic Documents.

        SECTION 38. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

        SECTION 39. NOTICES. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 4, (b) in the case of the Member or Special Member, to the Member or Special Member at its respective address as listed on Schedule B hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

        SECTION 40. EFFECTIVENESS. This Agreement shall be effective as of the date first set forth above.

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 1st day of May, 2002.

                                NELnet, INC., as SOLE ECONOMIC MEMBER



                                By /s/ Jeffrey R. Noordhoek
                                   --------------------------------------------
                                    Jeffrey R. Noordhoek, Senior Vice President


                                NELNET   STUDENT   LOAN   FUNDING    MANAGEMENT
                                CORPORATION, as SPECIAL MEMBER


                                By  /s/ Stephen F. Butterfield
                                    -------------------------------------------
                                    Stephen F. Butterfield
                                    President

Agreed to and consented to by:

NELNET STUDENT LOAN FUNDING MANAGEMENT
CORPORATION, as MANAGER and SPECIAL MEMBER


By /s/ Stephen F. Butterfield
 --------------------------------------------
       Stephen F. Butterfield
       President

                                   SCHEDULE A

                                   DEFINITIONS


        SECTION 1. DEFINITIONS. When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

        "ACT" means the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101 et seq.), as amended from time to time.

        "AFFILIATE" means, with respect any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

        "AGREEMENT" shall have the meaning set forth in the preamble.

        "BANKRUPTCY" means, with respect to any Person, if such Person (a) makes an assignment for the benefit of creditors; (b) files a voluntary petition in bankruptcy; (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding; (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties; or (g) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in
Section 18-101(1) and 18-304 of the Act.

        "BASIC DOCUMENTS" means all documents and certificates contemplated by or executed in connection with (i) this Agreement, (ii) the acquisition, sale, transfer, pledge or disposition of Student Loans and interests therein, (iii) the formation of one or more Trusts, including, without limitation, the Trust Agreement, dated as of May 8, 2002, as amended and restated by the Amended and Restated Trust Agreement, dated as of May 1, 2002, each by and between the Company, as sponsor, and Wilmington Trust Company, not in its individual capacity but solely as Delaware trustee and the Indenture of Trust, dated as of May 1, 2002, between Nelnet Student Loan Trust 2002-1, as issuer, and Zions First National Bank, as trustee, as the same may be amended and supplemented from time to time and (iv) the authorization, issuance, sale and delivery of Securities.

        "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on January 25, 2002, as amended or amended and restated from time to time.

        "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto.

        "COMPANY" shall have the meaning set forth in the preamble.

        "COMPANY PROPERTY" means all properties, cash, assets, interests and rights of any type owned by the Company, including all assets acquired with Company funds or in exchange for Company Property.

        "CONTROL" (including the terms "CONTROLLING" and "CONTROLLED") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.

        "COVERED PERSONS" has the meaning set forth in Section 24(a).

        "FINANCED" when used with respect to Student Loans, shall mean or refer to Student Loans (a) acquired by a Trust, acting as an issuer under an indenture or other similar agreement, with proceeds from the sale of Securities or which proceeds otherwise constitute a part of the trust estate created pursuant to such indenture or other similar agreement and (b) Student Loans substituted or exchanged for Financed Student Loans.

        "MANAGER" shall mean Nelnet Student Loan Funding Management Corporation, or its successors appointed hereunder.

        "MATERIAL ACTION" means to (i) consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (other than in the ordinary course of business or as contemplated by the Basic Documents), (ii)(A) commence any case, proceeding or other action or file a petition under any existing or future bankruptcy, insolvency or similar law seeking (1) to adjudicate the Company a bankrupt or insolvent, (2) to have an order for relief entered with respect to the Company, or (3) reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the Company or its debts, (B) consent to the institution of bankruptcy or insolvency proceedings against the Company, (C) seek or consent to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (D) except as required by law, admit the Company's inability to pay its debts generally as they become due, (E) fail generally to cause the Company to pay its debts as such debts become due within the meaning of the Federal Bankruptcy Code, as determined by a relevant bankruptcy court, (F) make a general assignment by the Company for the benefit of creditors, or (G) authorize, take any action in furtherance of, consenting to or acquiesce in any of the foregoing or any similar action or other proceedings under any United States Federal or state bankruptcy or insolvency or similar law on behalf of, or with respect to, the Company, or in connection with the Obligations, a Trust Agreement, this Agreement or any of the other Basic Documents, or (iii) to the fullest extent permitted by law, dissolve or liquidate the Company.

        "MEMBER" means the NELnet, Inc., and includes any Person (other than the Special Member) admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.

        "MEMBER INTEREST" means with respect to any Member, (a) that Member's status as a member of the Company; (b) that Member's right to receive distributions from the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a member of the Company, including that Member's rights to vote, consent and approve and otherwise to participate in the management of the Company; and (d) all obligations, duties and liabilities imposed on that Member (under that Act, this Agreement or otherwise) in its capacity as a member of the Company, including any obligations, if any, to make capital contributions.

        "OBLIGATIONS" shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document in effect as of any date of determination.

        "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

        "SECURITIES" has the meaning set forth in Section 9(b) hereof.

        "SPECIAL DIRECTOR" has the meaning set forth in the definition of Special Member.

        "SPECIAL MEMBER" shall mean initially, Nelnet Student Loan Funding Management Corporation, a Nevada corporation, and any other corporation (a) which has two duly appointed directors (each a "Special Director" and collectively, the "Special Directors") each of whom that when a director of the corporation and at any time during the preceding five years: (i) is not and has not been (A) a shareholder, officer, director, partner or employee or a significant customer, creditor, supplier or independent contractor of the corporation, the Company, its ultimate parent or any subsidiaries or Affiliates (with the exception of serving as an independent director or in a similar capacity for other affiliated corporations whose articles of incorporation are designed to cause such corporations to be bankruptcy remote, special purpose corporations) thereof or (B) a member of the immediate family of any person described above and (ii) does not directly or indirectly own any class of voting stock of the corporation, the Company or any of its Affiliates, a Member or any other Affiliates of a Member and (b) the articles of incorporation of which are substantially similar to those of Nelnet Student Loan Funding Management Corporation.

        "STUDENT LOAN" shall mean any loan made to finance post-secondary education that is made under the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins and guidelines promulgated from time to time thereunder.

        "TRUST" has the meaning set forth in Section 9(b) hereof.

        "TRUST AGREEMENT" has the meaning set forth in Section 9(b) hereof.

        "TRANSFER" shall have the meaning set forth in Section 25(a).

        SECTION 2. RULES OF CONSTRUCTION. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                            MEMBER AND SPECIAL MEMBER


                                     MEMBER

                                                  AGREED VALUE
                                                   OF CAPITAL       MEMBERSHIP
       NAME          MAILING ADDRESS              CONTRIBUTION       INTEREST

NELnet, Inc.         121 South 13th Street,          $10.00            100%
                     Suite 301
                     Lincoln, Nebraska  68505



                                 SPECIAL MEMBER


                                                       AGREED VALUE
                                                        OF CAPITAL    MEMBERSHIP
       NAME                    MAILING ADDRESS         CONTRIBUTION    INTEREST

Nelnet Student Loan Funding  121 South 13th Street,         --             0%
Management Corporation       Suite 301
                             Lincoln, Nebraska  68505